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                                                                ARTHUR ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 9, 2000 (except with respect to the matters discussed in Note 10, as to which the date is March 30, 2000) on the consolidated financial statements of Jato Communications Corp. as of and for the period ended December 31, 1999, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP


Denver, Colorado
  April 7, 2000.